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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of American Annuity Group, Inc. for the registration of 3,450,000 Preferred Securities of American Annuity Group Capital Trust I and to the incorporation by reference therein of our report dated February 29, 1996, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. for the year ended December 31, 1995 included in its Form 10-K, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Cincinnati, Ohio
September 20, 1996